Exhibit 99.1

FOR IMMEDIATE RELEASE

September 26, 2023

NYSE Symbol: CPK

Chesapeake Utilities Corporation to Acquire Florida City Gas

Transformative acquisition more than doubles operations in high-growth Florida service areas

Positions CPK to execute on additional growth opportunities in regulated and unregulated businesses

Supports long-term earnings and dividend growth; increases capital investment plan; financing plan maintains strong balance sheet

DOVER, Del. - Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or “the Company”) today announced it has entered into a definitive agreement to acquire Florida City Gas (“FCG”) from NextEra Energy, Inc. (NYSE: NEE) for $923 million in cash. Upon closing of the transaction, which is expected to occur by the end of the fourth quarter of 2023, FCG will become a wholly owned subsidiary of Chesapeake Utilities. The Company has increased its capital investment plan and extended its earnings guidance through 2028 to reflect the increased scale and investment opportunities related to the transaction, with an implied earnings per share growth rate of approximately 8% through 2028.

FCG serves approximately 120,000 residential and commercial natural gas customers across eight counties in Florida, including Miami-Dade, Broward, Brevard, Palm Beach, Hendry, Martin, St. Lucie and Indian River. Its natural gas system includes approximately 3,800 miles of distribution main and 80 miles of transmission pipe.

“This acquisition will more than double our natural gas business in Florida, one of the fastest growing states in the nation. For several years, gas distribution customer growth in Florida has significantly exceeded national averages. Demand for natural gas continues to increase as Florida consumers seek reliable, domestic and affordable energy for their homes and businesses,” said Jeff Householder, chairman, president and chief executive officer of Chesapeake Utilities. “We have generated meaningful earnings growth by acquiring businesses in states where we already operate and subsequently developing and executing additional growth opportunities. We see similar opportunities with FCG, and believe we are well positioned to capture additional growth including gas distribution expansion to serve new residential development, as well as infrastructure investments across our other platforms, such as gas transmission. We expect these opportunities, which are a large driver of our increased capital investment plan, to enable us to continue to pursue long-term upper quartile earnings growth.”

“Chesapeake Utilities has a proven track record of deploying its regulatory, operations, supply and business development expertise to drive transformative growth in Florida, as exemplified by our acquisition of Florida Public Utilities in 2009. We are taking the same disciplined approach with this transaction, which is directly aligned with our strategic and financial acquisition criteria, and we anticipate a similar success story with FCG,” said Beth Cooper, executive vice president, chief financial officer, treasurer and assistant corporate secretary of Chesapeake Utilities. “We intend to finance the transaction through a combination of long-term debt and equity, ensuring we maintain a strong balance sheet while supporting our long-term earnings and dividend growth.”

Strategic Rationale: Acquisition of operations in high growth Florida service areas provides enhanced platform for growth, as well as scale and financial benefits

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Expands platform in Florida: Post-acquisition, Chesapeake Utilities’ footprint will expand significantly in Florida. The Company’s Florida portfolio following the acquisition is expected to comprise approximately 60% of its total utility net plant and operating income, versus 45% for the standalone business at the end of 2022. This acquisition provides expansion opportunities into unserved and underserved communities throughout a widened service territory. Additionally, the transaction introduces growth opportunities across the Company’s portfolio, from organic growth of the regulated LDC assets to new opportunities for the Company’s natural gas pipeline and virtual pipeline businesses to other sustainable investments such as renewable natural gas, alternative fueling stations and fleet conversions.

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Enhanced scale and efficiency: As a result of this transaction, the Company’s regulated utility customers and net plant will increase by 50% and 30%, respectively, which will bring enhanced scale and efficiency benefits. This acquisition is expected to benefit from Chesapeake Utilities’ core experience and expertise in all facets of natural gas operations, regulatory, supply, business development and project execution. The Company’s expertise in navigating Florida’s regulatory and political environment as well as expected efficiencies related to the complementary nature of the combined operations will allow the Company to optimize this transaction, further supporting our earnings and dividend growth.

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Financial benefits: The transaction supports and extends the Company’s long-term EPS guidance and provides approximately $500 million in investment opportunities associated with FCG over the next five years. The financing plan includes a balanced mix of equity and long-term debt, which supports long-term dividend growth and maintains the Company’s strong balance sheet.

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Transaction Significantly Expands Chesapeake Utilities’ Presence in Florida

Chesapeake Utilities has had a natural gas distribution presence in Florida for 40 years, significantly building on that initial presence to include multiple business entities across the energy value chain. The acquisition more than doubles the Company’s Florida natural gas operations, expanding Chesapeake Utilities’ service territory coverage to include five additional counties in Florida and increasing the Company’s presence in five of the top 10 most populous counties in the state.

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With the addition of FCG, Chesapeake Utilities’ overall natural gas distribution presence in Florida will include an approved regulated rate base of $941 million, serving more than 211,000 customers through nearly 7,000 miles of natural gas distribution company pipeline.

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After transaction close, the Company’s consolidated Florida operations are expected to contribute approximately 60% of Chesapeake Utilities’ operating income, total utility net plant and future capital investment plan (5 years).

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The transaction is projected to increase Chesapeake Utilities’ regulated natural gas utility customers and net plant by 50% and 30%, respectively, with the regulated business mix reaching 87% (up from 81%).

Guidance Update

As a result of the increased scale and investment opportunities related to the transaction, Chesapeake Utilities is expected to exceed its current capital expenditure guidance ($900 million to $1.1 billion for the five years ended 2025) two years early. The Company is excited to introduce its new guidance: capital expenditure guidance in the range of $1.5 billion to $1.8 billion for the five years ended 2028 and EPS in the range of $7.75 to $8.00 per share for 2028, implying an EPS growth rate of approximately 8% from the current 2025 EPS guidance range, or since 2018, an 8.5% growth rate.

Financing

Chesapeake Utilities plans to finance the transaction with a balanced mix of equity and long-term debt to maintain its strong balance sheet, and has also obtained committed financing from Barclays to fund the purchase price.

Timing and Approvals

The transaction is expected to close by the end of the fourth quarter of 2023, subject to expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, securing financing orders from the Delaware and Maryland Public Service Commissions and other customary closing conditions.

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Advisors

Barclays is serving as exclusive financial advisor to Chesapeake Utilities. Shearman & Sterling and Baker Hostetler are serving as legal advisors to Chesapeake Utilities.

Conference Call and Webcast

Chesapeake Utilities Corporation (NYSE: CPK) will host a conference call on Wednesday, September 27, 2023, at 8:30 a.m. ET to discuss details of the FCG acquisition.

To listen to the Company’s conference call via live webcast, register here or visit the Company’s website at www.chpk.com then proceed to Investors/Events & Presentations and select the Florida City Gas Acquisition tab for additional information.

For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information below. A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

Toll-free: 800.343.5172

International: 203.518.9848

Conference ID: CPK0927

About Chesapeake Utilities Corporation

Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions and other businesses. For more information, visit www.chpk.com.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

Contacts:

Investors

Beth W. Cooper, Chesapeake Utilities Corporation

Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

302.734.6022

Michael Galtman, Chesapeake Utilities Corporation

Senior Vice President and Chief Accounting Officer

302.217.7036

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Media

Brianna Patterson, Chesapeake Utilities Corporation

Manager, Public Relations and Strategic Communications

419.314.1233

bpatterson@chpk.com

Hugh Burns/Delia Cannan/Pamela Greene

Reevemark

212.433.4600

CPK-Team@reevemark.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These include statements regarding the benefits of the proposed acquisition and associated growth opportunities, anticipated future operating and financial performance and results, including estimates of earnings growth, EPS and EPS growth rate and capital expenditures, dividend growth, financing plans, the expected timing of the closing of the proposed acquisition, among others. These statements are based on our current intentions, plans, expectations, assumptions and beliefs. Forward-looking statements speak only as of the date they are made or as of the date indicated. These statements are subject to many risks and uncertainties, including, but not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the acquisition agreement; the failure to obtain applicable regulatory approval, including financing orders, in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of the Company to successfully integrate the business and achieve the expected operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts the Company’s current plans and operations; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or credit ratings; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and FCG to continue to hire, train and retain appropriately qualified personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers; risks related to unpredictable

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and severe or catastrophic events or their impact on each company’s business, financial condition and results of operations; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Additional risk factors that may cause actual results or events to differ materially from those expressed in the forward-looking statements are described under “Safe Harbor for Forward-Looking Statements” and Item 1A, “Risk Factors” in our Annual Report on Form 10-K and in other reports that we have or may file with the Securities and Exchange Commission.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on any forward-looking statements.

This press release is for informational purposes only and not intended to and does not constitute an offer to sell securities. No offer of securities shall be made except in accordance with applicable law.